Exhibit 99.1

INmune Bio Receives Favorable Patentability Opinion for CORDStrom™ Platform Technology

Boca Raton, Florida, US, April 15, 2025 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB), a clinical-stage biotechnology company targeting inflammation and immunology through the innate immune system, today announced a major intellectual property milestone with respect to its next-generation mesenchymal stromal cell (MSC) product, CORDStrom™.

The United States Patent and Trademark Office (USPTO), acting as the International Search Authority, has issued a favorable written opinion on all claims in INmune Bio’s international patent application PCT/US25/17028, titled “THERAPEUTIC COMPOSITIONS COMPRISING POOLED, CULTURE-EXPANDED HUMAN UMBILICAL CORD DERIVED MESENCHYMAL STROMAL CELLS.” The written opinion, received April 8, 2025, confirms that all claims possess novelty, inventive step, and industrial applicability – key requirements for patentability under international standards.

The CORDStrom™ platform represents an important advance in cell therapy. Unlike traditional MSC products, CORDStrom™ comprises pooled, culture-expanded human umbilical cord-derived MSCs (hucMSCs) designed for infusion or injection, potentially offering scalable, tunable, and consistent therapeutic performance across a wide range of inflammatory and degenerative diseases.

“We are encouraged with the examination results and the examiner’s favorable opinion of patentability concerning all submitted claims,” said Joshua Schoonover, General Counsel of INmune Bio. “CORDStrom is a first-in-class, pooled hucMSC medicine that offers batch-to-batch consistency and tunability across multiple disease indications. This patent application, once granted, will form the basis of IP exclusivity for our CORDStrom product platform through at least 2045, subject to patent term extension or adjustments.”

INmune Bio plans to accelerate prosecution of the U.S. national application via the Patent Prosecution Highway (PPH), a fast-track examination program that enables efficient and expedited review based on favorable rulings from international patent offices.

The favorable patent news follows promising data from a recent randomized Phase 2 trial, where CORDStrom™ demonstrated reductions in pain and itch, with early signals of improved skin integrity and disease activity. The company views this development as a pivotal step toward unlocking the full therapeutic and commercial potential of its MSC platform.

About CORDStrom™

CORDStrom™ is a patent-pending cell medicine comprising aseptic, allogeneic, pooled human umbilical cord-derived mesenchymal stromal cells (hucMSCs) in suspension for injection or infusion. The CORDStrom™ platform leverages, among other things, proprietary screening, pooling and expansion techniques to create off-the-shelf, allogeneic, pooled hucMSCs as medicines to treat complex inflammatory diseases. CORDStrom™ products are designed to provide high-quality, off-the-shelf, batch-to-batch consistent, scalable, cGMP manufactured, potent cellular medicines that can be produced at low cost and with repeatable specification independent of donor characteristics.

Initially developed at the INKmune® manufacturing facilities utilizing UK academic grant funding, CORDStrom™ is an MSC product platform that shows promise as a first systemic therapy for potentially treating RDEB and many other debilitating conditions. While the first generation CORDStrom™ product is agnostic to disease indication, the platform enables creation of indication-specific products, which can be tuned for optimization of anti-inflammatory, immunomodulatory, wound healing, and other characteristics.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune® developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer and is currently in phase II trial in metastatic castration-resistance prostate cancer in the US. The third program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa in the UK. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. CORDStrom™, XPro1595 (XPro™), and INKmune® are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact:

David Moss, Chief Financial Officer, (858) 964-3720, info@inmunebio.com

Daniel Carlson, Head of Investor Relations, (415) 509-4590, dcarlson@inmunebio.com